EXHIBIT 23(b)






          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement on Form S-4 of Texas Utilities Company of our report dated February 10, 1997, appearing in the ENSERCH Corporation Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          Dallas, Texas
          February 10, 1998